UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

DURATA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35599	27-1247903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Headquarters Plaza North, 14th Floor

Morristown, New Jersey 07690

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 993-4865

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the prospectus related to the initial public offering of Durata Therapeutics, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) appointed a new independent director to the Board to replace one of the Company’s existing directors who is transitioning off the Board.

On July 20, 2012, Mr. George Horner III, a member of the Board, provided notice of his resignation from the Board effective August 3, 2012. Mr. Horner is transitioning off the Board in order to pursue other opportunities and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 25, 2012, the Board elected, effective August 3, 2012, Lisa Giles, to fill the vacancy on the Board created by the resignation of Mr. Horner.

A copy of the press release announcing Ms. Giles’s appointment and Mr. Horner’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated July 26, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURATA THERAPEUTICS, INC.
Date: July 26, 2012	By:	/s/ Corey N. Fishman
	Name:	Corey N. Fishman
	Title:	Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated July 26, 2012.